UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2017

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2017, Parsley Energy, Inc. (the “Company”) announced that Matthew Gallagher, formerly Vice President—Chief Operating Officer, has been promoted to President and Chief Operating Officer. This appointment was made effective January 5, 2017. Bryan Sheffield, who previously held the title of Chairman, President and Chief Executive Officer, will continue to serve as Chairman and Chief Executive Officer.

Matthew Gallagher, 34, joined the Company in September 2010. Since joining the Company, Mr. Gallagher has overseen the Company’s engineering and geoscience functions in positions of increasing responsibility, including Vice President—Engineering and Geoscience from 2013 to 2014 and Vice President—Chief Operating Officer since 2014. Prior to joining the Company, Mr. Gallagher served as Investor Relations Supervisor for Pioneer Natural Resources (“Pioneer”) from 2008 to 2010. From 2005 to 2008, Mr. Gallagher held a variety of engineering roles with Pioneer, including Gulf of Mexico Shelf Reservoir Engineer, Hugoton Reservoir Engineer and Spraberry Production and Operations Engineer. Mr. Gallagher has a Bachelor of Science in Petroleum Engineering from the Colorado School of Mines and is a member of the Permian Basin Society of Petroleum Engineers and West Texas Geological Society.

In accordance with the terms of the First Amended and Restated Limited Liability Company Agreement (the “Parsley LLC Agreement”) of Parsley Energy, LLC (“Parsley LLC”), Mr. Gallagher, among others, generally has the right to exchange (collectively, the “Exchange Right”) his units in Parsley LLC (“PE Units”) (and a corresponding number of shares of the Company’s Class B common stock) for shares of the Company’s Class A common stock at an exchange ratio of one share of Class A common stock for each PE Unit (and a corresponding share of Class B common stock) exchanged (subject to conversion rate adjustments for stock splits, stock dividends and reclassifications) or, if the Company or Parsley LLC so elects, cash. Since January 1, 2016, Mr. Gallagher exercised his Exchange Right under the Parsley LLC Agreement and elected to exchange an aggregate of 230,088 million PE Units (and a corresponding number of shares of Class B common stock) for an aggregate of 230,088 million shares of Class A common stock. The Company exercised its call right under the Parsley LLC Agreement and elected to issue Class A common stock to Mr. Gallagher in satisfaction of his election notice.

There are no family relationships between Mr. Gallagher and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Gallagher and any other persons pursuant to which he was selected as President and Chief Operating Officer.

Item 7.01	Regulation FD Disclosure.

On January 5, 2017, the Company issued a news release announcing its updated management team structure, which includes Mr. Gallagher’s promotion to President and Chief Operating Officer. A copy of the news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	News Release, dated January 5, 2017, titled “Parsley Energy Updates Management Team Structure and Expands Management Team.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2017

PARSLEY ENERGY, INC.

By:	/s/ Colin W. Roberts
Name:	Colin W. Roberts
Title:	Executive Vice President—General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release, dated January 5, 2017, titled “Parsley Energy Updates Management Team Structure and Expands Management Team.”

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